                                                                    EXHIBIT 10.6
                                                                    ------------
                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                      SEPARATELY WITH THE SECURITIES AND
                  EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH
                                   OMISSIONS


                            FAD 3 LICENSE AGREEMENT

     This AGREEMENT is made this ___ day of ________, 1996, between Calgene II, Inc., and Monsanto Company regarding the non-exclusive license of certain patent rights. Based on the mutual consideration between the parties, the parties do hereby agree as follows:

                       ARTICLE 1  BACKGROUND AND PARTIES

     1.1 Calgene II, Inc. ("NEWCO") is a Delaware corporation, having a principal place of business at 1920 Fifth Street, Davis, CA 95616.

     1.2 Monsanto Company ("MONSANTO") is a Delaware corporation, having a principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

     1.3 NEWCO and MONSANTO are mutually interested in entering into a transaction involving the licensing of certain patent and know-how rights subject to the terms and conditions of this AGREEMENT.

                             ARTICLE 2  DEFINITIONS

For purposes of this AGREEMENT, the following words and phrases shall have the following meanings:

     2.1 "AFFILIATE" shall mean any company or other legal entity which controls, or is controlled by, or is under common control with a party to this AGREEMENT, control meaning the holding, directly or indirectly, of more than fifty percent (50%) of (i) the capital and/or (ii) the voting rights and/or
(iii) the right to elect or appoint directors.

     2.2  "AGREEMENT" shall mean this License Agreement.

     2.3  "DESATURASE GENES" shall be defined as set forth in the MSU
AGREEMENT.

     2.4 "EFFECTIVE DATE OF THIS AGREEMENT" shall mean the date first above written.

     2.5 "FATTY ACID METABOLISM KNOW-HOW" shall be defined as set forth in the MSU AGREEMENT.

     2.6 "FIELD" shall mean the area of plant oil modification through genetic engineering to produce specialty oil products. The FIELD shall not include the use of oil modification technology to produce non-specialty oil products, such as low linoleic wheat flour, biodegradable polymers, natto beans, tofu beans, other whole bean products or any product where the good sold is not a specialty oil.

     2.7 "NEWCO OILSEED CROP PLANTS" shall mean canola, oil seed rape and sunflower.

     2.8 "GROSS SALE PRICE" shall mean the total sale price, FOB place of manufacture, less sales and/or use taxes, third party sales commissions, discounts, customs duties and/or packing.

     2.9 "LICENSED PRODUCTS" shall mean genes, vectors, plant cells, plants and seed thereof of plants containing a gene which encodes for the sense or antisense of an enzyme in the fatty acid metabolism pathway which, in the absence of a license, would infringe at least one (1) claim of an unexpired U.S. or foreign patent included within LICENSED PATENT RIGHTS.

     2.10 "NET VALUE ADDED" shall mean the difference in GROSS SALE PRICE between a crop containing a gene covered by an issued claim of the LICENSED PATENT RIGHTS, where said crop was sold or produced in a country containing such an issued claim, and the GROSS SALE PRICE that crop would have without said gene.

     2.11 "LICENSED PATENT RIGHTS" shall mean the patents and patent applications identified in Appendix I of the MSU AGREEMENT and any other patent or patent application owned or controlled by MSU relating to DESATURASE GENES and any continuations, continuations in part, divisionals, or reissue or reexamination patents or applications in the United States deriving priority from a common application with said patent applications and any foreign counterparts thereof.

     2.12 "MSU AGREEMENT" shall mean the agreement entitled LICENSE FOR GENES FOR INDUSTRIAL AND FOOD FATTY ACID MANIPULATION between MONSANTO and Michigan State University ("MSU") dated August 12, 1994.

     2.13 "OTHER DESATURASE GENES" shall mean any gene which encodes an enzyme which functions in the fatty acid pathway of crops as a desaturase that is not a DESATURASE GENE as defined above.

                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                      SEPARATELY WITH THE SECURITIES AND
                  EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH
                                   OMISSIONS

     2.14 "TERM OF THIS AGREEMENT" shall be for the life of the last to issue patent in the LICENSED PATENT RIGHTS.

                        ARTICLE 3  CONVEYANCE OF RIGHTS

     3.1 Subject to the terms and conditions of this AGREEMENT, MONSANTO hereby grants to NEWCO and AFFILIATES of NEWCO under the LICENSED PATENT RIGHTS and FATTY ACID METABOLISM KNOW-HOW and during the TERM OF THIS AGREEMENT a non-exclusive, royalty-bearing, world-wide sublicense to make and use LICENSED PRODUCTS and the right to sell or sublicense others to sell NEWCO OILSEED CROP PLANTS.

     3.2 In consideration for the license and rights granted herein, NEWCO shall pay MONSANTO a license maintenance fee of ****** beginning on the first anniversary of the EFFECTIVE DATE OF THIS AGREEMENT and continuing annually on each anniversary. This license maintenance fee shall be credited against any royalties due under section below.

     3.3 In further consideration for the license and rights granted herein, NEWCO shall pay MONSANTO an earned royalty of ***** of NET VALUE ADDED.

                     ARTICLE 4  REPORTS, BOOKS AND RECORDS

     4.1 Within thirty (30) days of the end of the calendar annual period during which this Agreement shall be executed and delivered and within thirty
(30) days after the end of each following annual period, NEWCO shall make a written report to MONSANTO setting forth the total sales, the NET VALUE ADDED and the number of LICENSE PRODUCTS sold by NEWCO and any AFFILIATES of NEWCO. If there are no sales, a statement to that effect shall be made by NEWCO to MONSANTO. At the time each report is made, NEWCO shall pay to MONSANTO the royalties shown by such report to be payable hereunder.

     4.2 NEWCO shall keep Books and Records in such reasonable detail as will permit the reports provided for in paragraph 4.1 hereof to be made and the royalties payable by NEWCO hereunder to be determined. NEWCO further agrees to permit such Books and Records to be inspected and audited from time to time (but not more often than once annually) during reasonable business hours by an independent auditor, designated by MONSANTO and approved by NEWCO, to the extent necessary to verify the reports provided for in paragraph 4.1; provided, however, that such auditor shall indicate to MONSANTO only whether the reports and royalties paid are correct, and if not, the reason why not.

                  ARTICLE 5  JUDGMENT WITH RESPECT TO PATENTS

     5.1 If a judgment or decree shall be entered in any proceeding in which the validity or infringement of any claim of any patent under which the license is granted hereunder shall be in issue, which judgment or decree shall become not further reviewable through the exhaustion of all permissible applications for rehearing or review by a superior tribunal or through the expiration of the time permitted for such application, (such a judgment or decree being hereinafter referred to as an "Irrevocable Judgment"), the construction placed on any such claim by such Irrevocable Judgment shall thereafter be followed not only as to such claim, but also as to all claims to which such construction applies, with respect to acts occurring thereafter and if an Irrevocable Judgment shall hold any claim invalid, NEWCO shall be relieved thereafter from including in its reports hereunder that portion of the royalties due under
Article 3 payable only because of such claim or any broader claim to which such Irrevocable Judgment shall be applicable, and from the performance of any other acts required by this Agreement only because of any such claims.

                           ARTICLE 6  CONFIDENTIALITY

     6.1  CONFIDENTIAL INFORMATION:  It is anticipated that it will be
          -------------------------
necessary, in connection with their obligations under this AGREEMENT, for NEWCO and MONSANTO, and AFFILIATES of either party, to disclose to each other confidential proprietary business and/or technical information ("Confidential Information") relating to their respective businesses, products and technologies. The Confidential Information shall include information disclosed in writing or other tangible form, including samples of materials. If disclosed orally, the Confidential Information shall be summarized in written form within thirty (30) days by the disclosing party and a copy provided to the recipient.

     6.2  CONFIDENTIALITY AND LIMITED USE:
          --------------------------------

          (a) With respect to all Confidential Information, both NEWCO and MONSANTO and AFFILIATES of either party agree as follows, it being understood that "recipient" indicates the party receiving the confidential, proprietary information from the other "disclosing" party. Confidential Information disclosed to the recipient shall remain the property of the disclosing party and shall be maintained in confidence by the recipient and shall not be disclosed to third parties by the recipient and, further, shall not be used except for purposes contemplated in this AGREEMENT. All confidentiality and limited use obligations with respect to the Confidential Information shall terminate five (5) years after the termination date of this AGREEMENT.

          (b) Notwithstanding any provision to the contrary, a party may disclose the Confidential Information of the other party: (i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the disclosing party provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to attorneys, accountants, banks and financial sources and their advisors; or (iii) in confidence, in connection with a license, sublicense, or acquisition so long as, in each case, the entity to which disclosure is made is bound to confidentiality on terms consistent with those set forth herein.

     6.3  EXCEPTIONS:  The obligations of confidentiality and limited use shall
          -----------
not apply to any of the Confidential Information which

          (a) is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or

          (b) is already known to recipient before receipt from the disclosing party, as demonstrated by recipient's written records; or

          (c) is made known to recipient by a third party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence.

Specific information should not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

     6.4  DISCLOSURES TO PERSONNEL:  Recipient agrees to advise those of its
          -------------------------
officers, directors, stockholders, employees, associates, agents, consultants, AFFILIATES, and sublicensees who become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this AGREEMENT.

     6.5  RETURN OF CONFIDENTIAL INFORMATION:  Upon termination of this
          -----------------------------------
AGREEMENT, originals and copies of Confidential Information in written or other tangible form will be returned to the disclosing party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of the recipient's legal counsel solely to provide a record of what disclosures were made.

     6.6  CONFIDENTIAL STATUS OF AGREEMENT:  The terms of this AGREEMENT
          ---------------------------------
including the royalty rate shall be deemed to be Confidential Information and shall be dealt with according to the confidentiality requirements of this
Article 6. Both parties agree, furthermore, that neither party will make public disclosures concerning other specific terms of this AGREEMENT without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld.

                    ARTICLE 7  REPRESENTATION AND WARRANTIES

     7.1 MONSANTO represents and warrants that it has the right to make conveyances and grants in accordance with the articles hereof. MONSANTO further warrants that at the date this Agreement is signed by MONSANTO, MONSANTO does not know of any U.S. patent, whether or not owned or licensed to MONSANTO, which would be infringed by the use or sale of LICENSE PRODUCTS other than MONSANTO PATENT RIGHTS. It is expressly understood, however, that in making the conveyances and grants under this Agreement with the exception of the foregoing provisions of this paragraph, MONSANTO MAKES NO REPRESENTATION, EXTENDS NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO:

          a) THE SCOPE OR VALIDITY OF ANY PATENT WHICH MAY FALL WITHIN LICENSED PATENT RIGHTS; OR

          b) ANY USE OF LICENSED PRODUCT BEING FREE FROM INFRINGEMENT OF PATENTS OTHER THAN THE LICENSED PATENT RIGHTS.

                             ARTICLE 8 TERMINATION

     8.1 Except as expressly provided otherwise, this Agreement shall terminate upon reaching the TERM OF THIS AGREEMENT.

     8.2  This Agreement may be terminated by NEWCO by giving MONSANTO thirty
(30) days prior written notice of its intention to terminate, provided however that termination by NEWCO shall not relieve it of its obligation to pay to MONSANTO any sum due or accrued prior to such termination.

     8.3 Except as provided in paragraph , neither NEWCO nor MONSANTO may terminate this Agreement unless the other party is in breach of this Agreement and does not remedy such breach within thirty (30) days written notice of such breach.

                          ARTICLE 9  PATENT LITIGATION

     9.1 MONSANTO shall have power to institute and prosecute at its own discretion and expense suits for infringement of the MONSANTO PATENT RIGHTS. All expenses in such suits will be borne entirely by MONSANTO, and MONSANTO shall retain all judgements or awards arising from these suits.

                   ARTICLE 10  PATENT FILINGS AND PROSECUTION

     10.1 MONSANTO shall be responsible for the filing, prosecuting and maintaining any patent application relating to MONSANTO PATENT RIGHTS, including any foreign counterpart.

     10.2 NEWCO shall be entitled to review and comment upon all actions undertaken in the prosecution of all patents and applications.

                           ARTICLE 11  APPLICABLE LAW

     11.1 THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI, U.S.A. WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

                      ARTICLE 12  MISCELLANEOUS PROVISIONS

     12.1 NOTICES:  All notices and other communications required or permitted
          --------
under this AGREEMENT shall be deemed to be properly given when in writing and sent by registered or certified mail, postage prepaid or by reputable courier service or by telefax with receipt confirmation, to the other party at the address set forth below, or at such other address as either party may in writing designate from time to time for these purposes.

     If to NEWCO:                 Calgene II, Inc.
                                  1920 Fifth Street
                                  Davis, CA 95616
                                  Attention:  President

     If to MONSANTO:              Monsanto Company
                                  700 Chesterfield Parkway North
                                  St. Louis, Missouri  63198
                                  Attention:  President, Ceregen

     Copy to:                     Monsanto Company
                                  800 North Lindbergh Boulevard
                                  St. Louis, Missouri 63167
                                  Attention:  Group Patent Counsel - A3SB

     12.2 ASSIGNABILITY:  The rights acquired herein by NEWCO are not
          --------------
assignable in whole or part (by operation of law or otherwise) to any third party, except to a successor to NEWCO's entire business, without the prior written consent of MONSANTO. Any successor to NEWCO's entire business shall be deemed bound by the terms of this AGREEMENT. Any transfer, assignment or delegation made or attempted in violation of this subparagraph shall be void and of no effect.

     12.3 OTHER LICENSES:   It is MONSANTO's present intention to minimize
          ---------------
licenses to others in the FIELD and to make commercially reasonable efforts to limit licenses to others in the FIELD to those situations where it is beneficial to MONSANTO in resolving patent issues and related business issues. However, it shall remain solely in MONSANTO's discretion whether or not it will license third parties who may directly compete with NEWCO. In accordance with this agreement, the granting by MONSANTO of non-exclusive licenses to third parties in the FIELD including NEWCO OILSEED CROP PLANTS shall be permitted.

     12.4 SEVERABILITY:  In case any one or more of the provisions contained in
          -------------
this AGREEMENT shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this AGREEMENT shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     12.5 COUNTERPARTS:  This AGREEMENT may be executed in any number of
          -------------
counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12.6 HEADINGS:  Headings as to the contents of particular Articles are for
          ---------
convenience only and are in no way to be construed as part of this AGREEMENT or as a limitation of the scope of the particular Articles to which they refer.

     12.7 AGREEMENT REFERENCES:  All paragraphs and subparagraphs referred to
          ---------------------
herein are paragraphs and subparagraphs of this AGREEMENT.

     12.8 APPENDICES:  The appended Appendices form an integral part of this
          -----------
AGREEMENT.

     12.9 EXPORT CONTROL:  Notwithstanding any other provisions of this
          ---------------
AGREEMENT, NEWCO agrees to make no disclosure or use of any MONSANTO information or MONSANTO technology furnished or made known to NEWCO pursuant to this AGREEMENT, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, NEWCO agrees not to export, directly or indirectly, either

     (a) the technical data furnished or made known to NEWCO pursuant to this AGREEMENT; or

     (b)   the "direct product" thereof; or

     (c)   any commodity produced using such technical data

to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

     12.10 FORCE MAJEURE:
           --------------

           (a) Except for payments of money, neither of the parties shall be liable for any default or delay in performance of any obligation under this AGREEMENT caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction (provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).

           (b) The party invoking this subparagraph 12.10 shall give the other party notice and full particulars of such force majeure event by telephone, telegram, telex or telecopier as soon as possible after the occurrence of the cause upon which said party is relying. Telephone, telegram, telex and telecopier notices shall be confirmed in writing by the sending party within five (5) days.

           (c) Both MONSANTO and NEWCO shall use reasonable efforts to mitigate the effects of any force majeure on their respective part.

     12.11 NEGATION OF AGENCY:  It is agreed and understood by the parties
           -------------------
hereto that each of NEWCO and MONSANTO, in its performance of its obligations and responsibilities under this AGREEMENT, is an independent contractor and that nothing herein contained shall be deemed to create an agency, partnership, joint venture or like relationship between the parties. The manner in which each of NEWCO and MONSANTO carries out its performance under this AGREEMENT is within each of NEWCO'S and MONSANTO'S sole discretion and control.

     12.12 FURTHER ASSURANCES:  The parties hereto agree that upon reasonable
           -------------------
request of the other party, each such party shall execute and deliver such additional documents and agreements, and take such further actions, as may be necessary in order to fulfill and give effect to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed and delivered as of the Effective Date.

                                          CALGENE II, INC.



                                          By:___________________

                                          MONSANTO COMPANY


                                          By:___________________
                                             Robert T. Fraley
                                             President, Ceregen